Exhibit 8.2

LOEB & LOEB LLP

345 Park Avenue	Direct	212.407.4000
New York, NY 10154-1895	Main	212.407.4000
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Kennedy-Wilson, Inc.	October 22, 2009
9601 Wilshire Blvd., Suite 220
Beverly Hills, CA 90210

Re:          Registration Statement of Prospect Acquisition Corp.

Ladies and Gentlemen:

We have acted as counsel to Kennedy-Wilson, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), filed by Prospect Acquisition Corp. (“Prospect”) on September 24, 2009, as amended through the date hereof (the “Registration Statement”).  The terms “Merger” and “Merger Agreement” have the meanings ascribed to them in the Registration Statement.

As counsel to the Company, we have reviewed the Registration Statement and the Merger Agreement.  In rendering this opinion, we have assumed with your approval the genuineness of all signatures, the legal capacity of all natural persons, the legal authority of all entities, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the completeness and accuracy of the documents reviewed by us.  We have assumed with your approval and have not verified the accuracy of the factual matters and representations set forth in the above-referenced documents, as well as the representations that you have provided us in a separate letter dated October 22, 2009, and the representations that Prospect has provided us in a separate letter dated October 22, 2009 (the “Representation Letters”).  We have also assumed that the Merger will be consummated in accordance with the terms of the documents pertaining thereto without any waiver or breach of any material term or provision thereof, that each party shall act in accordance with its covenants and obligations under the Merger Agreement, and that the Merger will be effective under applicable law.

Based on the foregoing and subject to the assumptions, limitations and qualifications stated in the Registration Statement and herein, we hereby confirm and adopt as our opinion the statements of United States federal income tax law on the date hereof as set forth in the Registration Statement under the caption “Material United States Federal Income Tax Consequences — Tax Consequences of the Merger to United States Holders of Kennedy-Wilson Stock,” including that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”).

This opinion is based upon the existing provisions of the Code, Treasury Regulations promulgated thereunder, published revenue rulings and procedures from the United States Internal Revenue Service (“IRS”) and judicial decisions, all as in effect on the date hereof.  Any such authority is subject to change, and any change may be retroactive in effect and may affect our opinion as set forth herein.  Our opinion is based on the facts, assumptions and representations set forth in the Registration Statement, the Merger Agreement, the Representation Letters and this opinion.  If any of the facts, assumptions or representations is not true, correct or complete, our opinion may not be applicable.  We undertake no responsibility to update this opinion or to advise you of any developments or changes as a result of a change in legal authority, fact, assumption or document, or any inaccuracy in any fact, representation or assumption, upon which this opinion is based, or otherwise.

This opinion is issued in connection with the Registration Statement, and may not be relied on for any other purpose.  This opinion may not be reproduced, quoted, circulated or referred to in any other document, without our prior written consent, which may be withheld in our sole discretion.  Notwithstanding the foregoing, nothing herein shall be construed as a limitation on the ability to disclose the tax treatment or tax structure of the proposed transaction.

Our opinion is not binding on the IRS or a court.  The IRS may disagree with one or more of our conclusions, and a court may sustain the IRS’s position.

Except as expressly provided herein, we express no opinion with respect to any tax matter in the Registration Statement.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm as counsel to the Company under the caption “Legal Matters” in the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP